Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91680) of Franklin Street Properties Corp. of our report dated March 5, 2003, except for Note 11 as to which the date is March 15, 2004, relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2004